                                                                   EXHIBIT 10.38

                             DISTRIBUTION AGREEMENT

THIS AGREEMENT is made the          day of October, 2004

BETWEEN:

(1) KEYDATA MEDIA & MARKETING 1 LLP whose registered office is at 4 Bedford Row, London WC1R 4DF (registered in England noOC308423) (the 'Partnership') and

(2) TM FILM DISTRIBUTION INC. whose office is situated at 101 Charles Drive, Bryn Mawr PA 19010 USA (the 'Distributor')

RECITALS

(A)  The Partnership owns or controls certain rights in films.

(B) The Partnership and the Distributor wish to enter into arrangements for the distribution and exploitation of films upon the terms and conditions and for the consideration set forth herein.

DEFINITIONS AND INTERPRETATION

The following definitions apply in this Agreement:

'Accounting Date'                60 days from the end of each Accounting Period
                                 during the Term

'Accounting Period'              successive 3 monthly periods ending on 31 March
                                 30 June 30 September and 31 December in each year

'Agreement'                      this agreement and any and all schedules
                                 annexures and exhibits attached to it or incorporated in it by reference

'Airline Rights'                 the right to show or play the Films by any
                                 manner or means or make available Videograms to passengers on aircraft registered in any country in the Territory

'Average Occupants'              in respect of any hotel motel or similar
                                 establishment or other residential unit or other dwelling whatever not being a private residence the average number of persons resident during any month

'Basic Cable'                    a group of Cable Television Channels selected
                                 by or supplied to any Cable Television
                                 Subscriber with or without Interactive Services in consideration for a single aggregate subscription or other periodic or other fee charged by the Cable Operator which is not allocated or apportioned to any channel

'Basic Satellite'                a group of Satellite Television Channels
                                 selected by or supplied to any Satellite
                                 Television Subscriber in consideration for a single aggregate subscription or other periodic or other fee charged by the Satellite Operator which is not allocated or apportioned to any channel

'Broadcast'                      any transmission by Wireless Telegraphy which
                                 is transmitted for presentation to and capable of lawful reception by members of the public and which originates from any terrestrial station in the Territory which shall include
                                 Secondary Transmission by Wireless Telegraphy or from a satellite of any signals transmitted to such satellite from the Territory and shall include Secondary Transmission by means of MVDS and by means of cable or satellite pursuant to the provisions of the Cable and Broadcasting
                                 Act 1984, section 13(1), and the Broadcasting
                                 Act 1990, section 134, Schedule 12, Part III, paragraph 444, or any amending or replacing or analogous legislation but shall exclude
                                 Secondary Transmission whether by Cable
                                 Television Satellite Television MVDS Wireless
                                 Telegraphy or any other means of any
                                 transmission originating directly or indirectly outside the Territory

'Cable Operator'                 any person firm or Partnership licensed by the
                                 Department of Trade and Industry and/or the Independent Television Commission and/or their successor bodies or equivalent bodies pursuant to the laws of any country to provide Cable
                                 Programme Services

'Cable Programme Service'        has the meaning ascribed to it in the
                                 Copyright, Designs and Patents Act 1988

'Cable Television'               Basic Cable and/or Pay Cable

'Cable Television Channel'       any Cable Programme Service provided by a Cable
                                 Operator

'Cable Television Rights'        the right to authorise the exploitation of the
                                 Film by Cable Television or Pay Cable

'Cable Television Subscriber'    any Subscriber to a Cable Television Channel

'Channel'                        any Cable Television Channel or Satellite
                                 Television Channel

'Delivery'                       delivery of the Delivery Material in accordance
                                 with clause 7

'Delivery Date'                  the number of days after completion of each
                                 Film as agreed between the parties

'Delivery Material'              the delivery material in respect of the Films
                                 specified in Schedule 1 including without limitation any Publicity Material referred to in such schedule

'Distribution Expenses'          any distribution expenses to the extent the
                                 Distributor shall have produced vouchers or other evidence satisfactory to the Partnership of its expenditure approved by the Partnership being of the type short particulars of which are contained in Schedule 2 including the Minimum Advertising Expenditure

"Distributor Loans"              Loans which may be required by the Partnership
                                 to be made by the Distributor to the
                                 Partnership of amounts equal to the excess (if any) of the amount specified in Schedule 5 for the year in question over the amount of the Partnership's share of Gross Receipts for that year

'Films' the monochrome or colourcinema or television films short particulars of which are contained in Schedule 3 and such other films as the Partnership may determine in its sole discretion shall be made subject to the terms of this Agreement as the same shall be identified by Appendices to this Agreement as signed by the parties from time to time

'Free Television'                any Broadcast capable of reception without the
                                 use of any decoding decrypting or similar device by means of a standard television set aerial or roof top aerial and/or any Broadcast provided by

                                 Secondary Transmission by a Cable Operator pursuant to the Broadcasting Act 1990 or any amending replacing or analogous legislation for which in either case no fee is paid by the viewer other than statutory licence fees government taxes or levies relating to the reception of Broadcasts

'Free Television Rights'         the right to exploit and/or authorise the
                                 exploitation of the Films by Free Television

'Gross Receipts'                 100% of all gross money and income of every
                                 kind including without limitation any awards subsidies or government allowances received or receivable by the Distributor its sub-distributors sub-licensees directly or indirectly from the exercise of the Rights in the Territory during the Term other than any money or income derived from the Videogram
                                 Rights and in respect of the Videogram Rights the Royalty in respect of 100% of Videograms sold or consigned for sale by the Distributor its subsidiaries or licensees in the Territory during the Term but expressly including all other sums arising whether or not by way of judgement settlement or compromise for infringement or interference with any of the Rights including without limitation any and all advances minimum guarantees and security deposits whether or not earned refundable or recoupable which sums shall be and remain the exclusive property of the Partnership and at all times be held by the Distributor upon trust for the

                                 Partnership until application in accordance with the provisions of this Agreement

'Interactive Service'            any service provided by a Cable Operator by
                                 means of which a Subscriber is capable of conveying to the Cable Operator any images sounds data or information other than signals sent for the control of the service

'Laboratory'                     the laboratory or duplicating house nominated
                                 by the Partnership

'MVDS' multipoint microwave video distribution systems operating at frequencies between 2 Mhz and 25 Mhz

'Minimum Advertising             such amount as agreed between the parties,
 Expenditure'                    both parties acting reasonably on a film by
                                 film basis

'Minimum Prints'                 such number as agreed between the parties, both
                                 parties acting reasonably on a film by film basis

'Minimum Screens'                such number as agreed between the parties, both
                                 parties acting reasonably on a film by film basis

'Non-Theatrical Rights'          the right to show or play the Films and/or
                                 authorise others to do so for screening before an audience by institutions or organisations not primarily engaged in the business of exhibiting motion pictures to the public including without limitation educational social and religious institutions churches businesses industrial and civic organisations hospitals libraries prisons convents and orphanages and marine and military installationsbut excluding hotels motels and similar establishments

'P&A' printing, advertising and exploitation costs of the Films

'P&A Fund'                       a separate and designated fund held by the
                                 Distributor from which the Distributor can defray actual P&A expenses in accordance with the terms of this Agreement

"Participants Deferments"        those sums which are agreed to be paid to
                                 participants in accordance with the
                                 participants' contracts or union agreements

'Pay Cable'                      any Cable Television Channel other than Basic
                                 Cable receivable by any Cable Television
                                 Subscriber for which a premium in excess of
                                 [......] per channel per month is payable
                                 whether on a 'pay-per-view' 'pay-per-channel'
                                 'pay' subscription or other periodic or other fee basis

'Pay Satellite'                  any Satellite Television Channel other than
                                 Basic Satellite receivable by any Satellite
                                 Television Subscriber for which a premium in
                                 excess of [......] per channel per month is
                                 payable whether on a 'pay-per-view'
                                 'pay-per-channel' 'pay' subscription or other periodic or other fee basis

'Publicity Material'             the material relating to the Films short
                                 particulars of which are set out in Schedule 1

'Release Date'                   in respect of the Films short particulars of
                                 which are set out in Schedule 3 such date set out therein or such other date or dates as may be specified by the Partnership in respect of any other Film or Films

'Rights' the rights granted to the Distributor pursuant to clause 1

'Royalty'                        the royalty in respect of the Videogram Rights
                                 set out in Schedule 6

'Satellite Operator'             any person firm or partnership licensed by the
                                 Department of Trade and Industry and/or the Independent Television Commission and/or their successor bodies or equivalent bodies pursuant to the laws of any country to provide programme services by means of satellite

'Satellite Television'           Basic Satellite and/or Pay Satellite

'Satellite Television Channel'   any television programme service provided by
                                 Satellite Operator

'Satellite Television Rights'    the right to authorise exploitation of the
                                 Films by means of Satellite Television or Pay
                                 Satellite including without limitation by means of so-called 'direct broadcast by satellite'
                                 'direct to home' and 'satellite master antenna television'

'Satellite Television            any Subscriber to a Satellite Television
 Subscriber'                     Channel

'Secondary Transmission'         the reception and immediate retransmission in
                                 the Territory of any
                                 transmission by Wireless Telegraphy [excluding any Broadcast originating outside the
                                 Territory]

'Ship Rights'                    the right to show or play the Films by
                                 any manner or means or make available
                                 Videograms to passengers on ships registered in any country in the Territory expressly excluding ships engaged solely in national voyages within the Territory

'Subscriber'                     a private residential home or other residential
                                 unit or other dwelling whatever not being a private residence the owner or occupier or licensee of which has contracted with a Satellite Operator or a Cable Operator to receive any Channel and in respect of any hotel or motel or similar establishment or other residential unit or other dwelling whatever not being a private residence the owner or occupier or licensee or management of which has so contracted the number of Subscribers shall be deemed to be the number of the Average
                                 Occupants

'Subscription Television'        any Broadcast for which a premium is payable
                                 whether on a 'pay-per-view' 'pay-per-channel'
                                 'pay' subscription or other periodic or other fee basis

'Subscription Television Rights' the right to authorise the exploitation of the
                                 Films by means of Subscription Television

'Television Availability Date'   in respect of Cable Television, Free
                                 Television, Satellite Television, Subscription
                                 Television, such dates as
                                 may be specified by the Partnership in respect of the Films

'Television Rights'              the rights granted to the Distributor pursuant
                                 to clause 1.1(d)

'Term'                           15 years

'Territory'                      The World

'Theatrical Rights'              the right to show or play the Films in public
                                 by any manner or means in any medium to any audience which has paid or is deemed pursuant to any statutory provision now existing or in the future enacted to have paid for admission to the place where any of the Films is to be seen or heard

'United Kingdom'                 the United Kingdom of Great Britain and
                                 Northern Ireland Eire Channel Islands Isle of
                                 Man Malta Gibraltar all territorial waters of the foregoing including expressly but without limitation the United Kingdom sector of the continental shelf as designated pursuant to the Continental Shelf Act 1964, section 1(7), and all ships and aircraft registered in or flying the flag of any of the foregoing and all oil marine and military vessels and installations situate in any of the foregoing

'Videogram'                      any video cassette video disc tape compact disc
                                 digital video disc or other electronic magnetic or other device whatever whether existing now or developed in the future which may be derived in whole or in part from the Delivery Material alone or in conjunction with other audio or audio-visual material by means of which visual images with or without sounds derived from the Films may be perceived reproduced or otherwise communicated directly or with the aid of any machine or device

'Videogram Rights'               the right to sell Videograms for resale
                                 purposes only which right shall expressly prohibit the provision of any Videograms to any person on terms which permit that person to make Videograms available to others on a rental basis

'Wireless Telegraphy'            the sending of electro-magnetic energy over
                                 paths not provided by a material substance constructed or arranged for that purpose

Any reference in this Agreement to any statute or statutory provision order or regulation shall be construed as including a reference to that statute or statutory provision order or regulation as from time to time amended modified extended or re-enacted whether before or after the date of this Agreement and to all statutory instruments orders regulations and directives modifying or extending the same.

Unless the context otherwise requires words denoting the singular shall include the plural and vice versa and words denoting any one gender shall include all genders and words denoting persons shall include bodies corporate unincorporated associations partnerships and individuals..

The word 'copyright' means the entire copyright including rental and lending right database right and design right subsisting under the laws of the United Kingdom and all analogous rights subsisting under the laws of each and every jurisdiction throughout the world.

Unless otherwise stated time shall be of the essence for the purpose of the performance of the Distributor's obligations pursuant to this Agreement.

Unless otherwise stated references to clauses sub-clauses paragraphs sub-paragraphs schedules annexures and exhibits relate to this Agreement.

IT IS AGREED as follows:-

1       GRANT OF RIGHTS
1.1 In consideration of the undertakings of the Distributor in this Agreement and subject to and conditional on the full and timely performance and observance by the Distributor of its obligations warranties and undertakings contained in this Agreement the Partnership grants to the Distributor on a sole and exclusive basis throughout the Territory during the Term:

        (a)     the Airline Rights;

        (b)     the Non-Theatrical Rights;

        (c)     the Ship Rights;

        (d)     the following Television Rights

                                 the Cable Television Rights;

                                 the Free Television Rights;

                                 the Satellite Television Rights;

                                 the Subscription Television Rights;

        (e)     the Theatrical Rights;

        (f)     the Videogram Rights.
        in the Films short particulars of which are set out in Schedule 3 and in any other Films as solely determined by the Partnership.

1.2 The rights granted pursuant to clause 1.1 are subject expressly to the provisions of clause 16.

1.3 The Distributor shall have the non-exclusive right to use for the purposes of publicity in connection only with the Films the name biography and likeness of persons connected with the Films for the purpose of exploiting the Rights in the Territory but not for the purpose of any merchandising or product indorsement or tie-ins or other activities independent of the exploitation by the Distributor of its rights in connection with the Films.

2       P&A FUND
2.1 In consideration of the undertakings of the Distributor and subject to and conditional on the full and timely performance and observance by the Distributor of its obligations warranties and undertakings contained in this Agreement the Partnership shall pay into the P&A Fund such sums upon such dates from time to time as the parties shall agree and as the same shall be evidenced by executed memoranda.

2.2 The Distributor shall use the P&A Fund solely for the purposes of actual expenditure of P&A of the Films PROVIDED THAT:

        2.2.2 The Distributor provides the Partnership with a marketing plan in respect of each of the Films;
        2.2.3 the Partnership has prior approval of the Distributor's heads of expenditure on each of the Films, such approval not to be unreasonably withheld;
        2.2.4 the Distributor provides the Partnership with a breakdown of all expenditure on each of the Films including provision of invoices and receipts within 60 days of each item of expenditure, and
        2.2.5 the Partnership or their appointed representatives attend key P&A meetings held by the Distributor.

3       APPLICATION OF GROSS RECEIPTS AND DISTRIBUTOR LOANS
3.1 The Distributor shall pay the Partnership the percentage of Gross Receipts as set out in the Recoupment Schedule at Schedule 7 and the Distribution Loans if any such fall to be paid and payment is required by written notice from the Partnership.

3.2     Each and every Distributor Loan shall be-

        (i)     interest free, and
        (ii) repayable by the Partnership to the Distributor by ten equal annual instalments commencing on the sixth anniversary of the date on which the loan in question was made.

4       PAYMENT
4.1 All sums shall be paid by the due dates to the account of the Partnership at Gerrard Private Bank (IOM) Limited at 5 Mount Pleasant, Douglas, Isle of Man.

4.2 The Distributor Loans and all Gross Receipts payable to the Partnership pursuant to this Agreement shall be gross amounts after the deduction only of such taxes

        (if any) as described in clause 24 of this Agreement and subject to VAT (if any) as described in clause 25 .

4.3 If the Distributor shall be prohibited or restricted from making payments to the Partnership of any sum of money due pursuant to this Agreement by reason of laws or currency regulations of the Territory then the Distributor shall give written notice to the Partnership advising the Partnership of such fact and shall make payment of any sums which it is not capable of remitting to the Partnership into any bank account or to any other entity as the Partnership may designate.

4.4 Pounds sterling or United States dollars shall be the currency of account of this Agreement and where any sums are received in any other currency such sums shall be converted at the mid-market rate of exchange prevailing as provided by Bloomberg LP in London on the date payment is due.

5       DISTRIBUTION
5.1 The Distributor, at all times relying on its own commercial judgement, shall procure the initial theatrical release of each Film by the Release Date in not less than the Minimum Screens and undertakes to procure the manufacture of the Minimum Prints for each Film and to maintain each Film in continuous theatrical distribution in the Territory for a period consistent with good business judgement in order to obtain the maximum Gross Receipts from the exploitation of the Theatrical Rights in such Film.

5.2 The Distributor, at all times relying on its own commercial judgement, shall procure the release of Videograms of each Film in the Territory.

5.3 The Distributor, at all times relying on its own commercial judgement, shall procure the exploitation of the Cable Television Rights Satellite Television Rights and Subscription Television Rights and Television Rights in each Film in the Territory.

5.4 The Distributor, at all times relying on its own commercial judgement, shall seek to enter into licence agreements for the Television Rights in each Film in the Territory as soon as reasonably possible.

5.5 The Distributor undertakes to exploit the Rights in the Films in the fairest possible manner and undertakes not to discriminate against any of the Films in any way or to enter into blanket arrangements in connection with any of the Films or use any of the Films in order to secure more advantageous terms for any other Film or films.

5.6 The Distributor shall consult with the Partnership throughout the Term in connection with all material aspects relating to the exploitation of the Rights in the Territory including without limitation advertising budgets release dates release patterns places of exhibition and marketing strategy for the Films and shall give consideration in good faith to the views of the Partnership.

5.7 The Distributor shall have the right to appoint sub-distributors or sub-licensees of the Distributor PROVIDED THAT
        (i) all such appointments shall be upon arms' length commercial terms; and
        (ii) the Distributor shall not structure its affairs whereby Gross Receipts may be adversely affected; and
        (iii) such sub-distributors' and sub-licensees' commissions or fees shall not exceed 20% of income at source.

5.8 The Distributor undertakes to advertise and publicise the Films throughout the Territory during the Term so as to maximise the Gross Receipts which may be derived from the exploitation of the Rights and undertakes to procure the expenditure solely in connection with each Film of not less than the relevant Minimum Advertising Expenditure exclusive of any Value Added Tax or similar taxes or other costs attributable to any Distributor-related entity and exclusive of any rebates refunds discounts or other amounts paid back or credited to the Distributor and in the event any advertising expenditure in connection with any Film relates also to other films the apportionment of expenditure between all films is to be made on a fair and reasonable basis.

5.9 If the Distributor spends more than the Minimum Advertising Expenditure in respect of any Film the excess shall not be recoverable by the Distributor.

5.10 If the Distributor fails to procure the expenditure of the Minimum Advertising Expenditure exclusively in connection with any Film the Distributor confirms and agrees with the Partnership that the loss of the Partnership shall not be capable of evaluation but undertakes in the event of any shortfall in such Minimum Advertising Expenditure in connection with any Film to pay to the Partnership within 30 days from the expiry of 6 months from the relevant Release Date 150% of the amount of such shortfall by way of liquidated damages.

5.11 The Distributor shall audit and make checks at frequent intervals of all approved sub-distributors and sub-licensees and all theatrical exhibitors of the Films in the Territory and shall make the results of all such checks and audits fully and freely available to the Partnership and shall do all that is necessary to maximise and expedite collections from exhibitors and all other persons in the Territory.

5.12 The Films shall not be exhibited as part of a double feature or other multiple feature engagement without the prior written approval of the Partnership and if any of the Films is exhibited in any cinema together with any so-called 'short subject' then no more than 6% of the total exhibition receipts shall be allocated to such short subject without the prior written consent of the Partnership.

5.13 The Distributor shall not license the exhibition of the Films to any cinema in which the Distributor or any officer or director of the Distributor or any connected partnership has any direct or indirect interest except upon terms and conditions which are consistent with those entered into by such cinema with non-related distributors and upon the best reasonably obtainable commercial terms.

5.14 The Distributor shall not enter the Films for presentation in any festival or similar event without the prior written consent of the Partnership.

6       DISTRIBUTOR'S REPRESENTATIONS AND WARRANTIES
        The Distributor hereby represents and warrants to the Partnership that:

6.1 It has full power and authority to enter into and to execute, deliver and perform this Agreement, which constitutes a legal, valid and binding obligation of the Distributor enforceable in accordance with its terms;

6.2 The execution, delivery and performance of this Agreement will not violate any provisions of any existing law or regulation or of the articles of incorporation of the Distributor, or of any charge, trust deed, contract or other instrument to which it is a party or which is binding upon it or its assets;

6.3 It is accepting the grant of the Rights as a principal in the course of its business.

7       DELIVERY
To the extent that the Distributor is not already in possession of the same prior there to the Partnership undertakes to deliver to the Distributor the Delivery Material together with a schedule of contractual screen and advertising credits in respect of each Film on the Delivery Date.

8       CREDITS AND NOTICES
8.1 The Distributor undertakes to follow strictly the schedule of credits provided by the Partnership in connection with advertising and publicity material relating to the Films and undertakes that all advertising material made or created or used by the Distributor in connection with the Films shall correspond in all respects to the schedule of credits provided by the Partnership pursuant to clause 6 and confirms that the Partnership shall have a right of prior approval over all artwork and publicity material created by the Distributor. The Distributor shall procure that the credits contained in the main and end titles of each of the Films are not shortened or altered in any way and are shown in full on each exploitation of each of the Films in the Territory during the Term.

8.2 The Distributor shall have the right to insert before the main and after the end titles of each of the Films the audio-visual logo of the Distributor and shall also have the right to insert the visual logo and the words 'distributed by (name of distributor)' or distributor's designee in any advertising in connection with the Films.

8.3 The Distributor shall not make or permit there to be made in any advertising or publicity material used in connection with the Films any statement which might be understood to be an endorsement of any goods articles services or product nor shall the Distributor enter into any arrangement with any sponsor or advertiser in respect of the Films or permit any sublicensee to do so without the prior written consent of the Partnership.

8.4 The Distributor shall provide the Partnership with two sample copies of each format of Videogram which the Distributor intends to distribute pursuant to this Agreement prior to distribution for approval by the Partnership of the quality of the Videogram and all associated packaging, such approval not to be unreasonably withheld.

8.5 All copies of the Films exhibited or distributed by the Distributor shall conform in all respects to all credits trade mark notices copyright notices trade names and other insignia appearing on the Delivery Materials including expressly without limitation the name and logo of the Partnership and no cuts or alterations or changes shall be made in the Films the Delivery Material or any of the foregoing without the express prior written approval of the Partnership.

9       RECORDS
9.1 The Distributor undertakes at all times throughout the Term and for the period of 6 years after expiry to maintain full accurate and complete books and records of account relating to the exploitation of the Rights in the Films in the Territory. Such books and records of account shall include details of all film rentals invoiced to exhibitors and all collections of rentals and all permitted deductions offsets refunds rebates and other reductions of film rentals and all such other details as are normal and customary in the film industry and full and complete records relating to the exploitation by the Distributor and its permitted sublicensees of the Airline Rights the Non-Theatrical Rights the Ship Rights the Television Rights the Videogram Rights which the Partnership may reasonably require.

9.2 All books and records and transactions relating to the Films shall be separate and distinct from any books and records and transactions relating to other films or audio-visual product or other services.

10       STATEMENTS AND AUDITS
10.1 The Distributor undertakes to provide the Partnership with weekly reports of Gross Receipts derived from exploitation of the Theatrical Rights and the Non-Theatrical Rights in each Film by telex or telegram or facsimile transmission for the first 4 weeks following the Release Date of such Film. Such statements shall itemise all information available to the Distributor including terms of exhibition agreements box office receipts and expenses all of which shall be shown both on a weekly basis and on a cumulative basis.

10.2 At the end of each quarter commencing at the end of the first month after the Release Date of each Film the Distributor shall provide the Partnership with a detailed report relating to the theatrical and non-theatrical distribution of such Film which shall specify the matters listed in clause 10.1 on an itemised basis in as much detail as is available to the Distributor together with full and comprehensive information relating to the negotiation of licences in connection with the Television Rights and details of all exploitation by third parties of such rights.

10.3 Each statement referred to in clause 10.2 shall be delivered to the Partnership within 60 days from the end of the period to which it relates accompanied by payment in full made to the Partnership in accordance with the directions contained in clause 4.1.

10.4 The Distributor shall on each Accounting Date render to the Partnership a full and complete statement showing all Gross Receipts arising and all money owing to the Partnership in respect of the preceding Accounting Period. Each such statement shall be accompanied by payment in full of all sums shown to be owing without reserve.

10.5 The statement of account referred to in clause 10.4 shall be in such form as the Partnership may require and shall show the numbers of Videograms manufactured and where stored and Videograms shipped returned and sold together with all such reasonable information as the Partnership may require in connection with the exploitation of the Airline Rightsthe Ship Rightsthe Videogram Rightsthe Television Rights.

10.6 The statement referred to in clause 10.4 shall contain detailed cumulative and current approved statements of Gross Receipts, P&A, Distribution Expenses and all other expenses and permitted deductions specifying the currency or currencies of receipts all sales taxes and levies and all offsets refunds rebates and other reductions.

10.7 The Partnership or its authorised representative shall have the right at any time during normal business hours and on not less than 5 days' written notice to the Distributor during the Term and for the period of 6 years after expiry or termination to inspect audit and take copies of all such books and records of account. In the event that any such audit or inspection reveals any deficiency in money paid to the Partnership pursuant to this Agreement then the Distributor shall immediately pay the same to the Partnership together with interest from the date such payment was due at the rate of the base rate from time to time of Royal Bank of Scotland plus 3% together with all reasonable costs incurred by the Partnership directly as a result of such inspection.

11      FOREIGN LANGUAGE
11.1 The Distributor shall have the right at the Distributor's sole cost and expense to make foreign language versions of the Films which shall be dubbed if any of the languages of the relevant territory is French German Italian or Spanish and in all other cases may at the election of the Distributor be either dubbed or subtitled. The Distributor shall consult with the Partnership and follow the Partnership's directions in connection with the preparation of any foreign language version which shall be based on a translation of the dialogue script approved by the Partnership and which shall conform to all limitations and restrictions imposed on the Partnership and its successors and licensees by any arrangement or agreement in connection with the Films.

11.2 The copyright and all other rights in respect of any material created by or for the Distributor for the purpose of preparing any foreign language versions of the Films shall vest in the Partnership ab initio and it shall be the responsibility and obligation of the Distributor to ensure that no conflicting rights of copyright or moral rights or performer's rights or other rights whatever in connection with such material which might inhibit the free and unrestricted exploitation by the Partnership its successors assigns and licensees of its or their rights exist in favour of third parties and it shall further be the responsibility of the Distributor to provide the Partnership with documentary evidence of such facts if the Partnership shall require.

11.3 The Distributor warrants and agrees that all original negative and original sound recording and photographic material created in connection with any foreign language version shall be maintained in the Laboratory in the sole name of the Partnership which undertakes to afford the Distributor access to such material for the purpose of exploiting the Rights licensed to the Distributor in this Agreement.

11.4 The Distributor agrees to provide the Partnership with a new release print and trailer of each of the Films in its completed dubbed and/or sub-titled version and a Videogram of each of the Films in its dubbed or sub-titled version for approval by the Partnership prior to the release by the Distributor of such dubbed or subtitled version.

12      EDITING
        The Distributor shall not permit the Films or the Delivery Material to be cut or otherwise in any way altered or added to nor shall any of the credits titles copyright notices trade marks trade names and other logos or symbols contained in any part of the Films or the Delivery Material in any way whatever be altered in any manner by any person.

13      CENSORSHIP
13.1 The Distributor shall within 30 days from Delivery submit each of the Films for censorship and/or certification in respect of each of the categories of Rights licensed to the Distributor under this Agreement to the duly authorised authority of each country in the Territory.

13.2 In the event that certification of any of the Films shall be withheld or refused for any reason the Distributor shall advise the Partnership immediately in writing identifying any scenes or dialogue which are required to be changed or deleted and if the Partnership shall approve the required changes or deletions in writing the Distributor shall cause such changes to be made and obtain censorship approval or certification.

13.3 If the Partnership does not approve any changes or deletions required by any censorship or certification authority or if such authority shall have totally banned the distribution of any Film in the Territory the Distributor shall take whatever steps are in the Distributor's power to appeal or apply for re-hearings or pursue other remedies and shall keep the Partnership at all times advised.

14      TITLE
14.1 Title in and to all Delivery Material and Publicity Material shall at all times remain in the Partnership and the Distributor shall not acquire any right title or interest in or to the goodwill relating to the Films their characters or their names or the name of the Partnership or any trade names or trade marks or insignia.

14.2 The Distributor confirms and agrees that all material including without limitation foreign language versions of the Films and all artwork and publicity material created by or for the Distributor and all rights in such material including all rights of copyright and all other rights shall be vested in the Partnership ab initio and the Distributor undertakes to do any and all acts and execute any and all documents as may from time to time be required by the Partnership in order to transfer vest or assign any and all such rights to the Partnership and in the event that the Distributor fails for any reason to do so following a request from the Partnership then the Partnership shall have the right to do any such acts or execute any such document in the name of and in the stead of the Distributor and such right shall be a power coupled with an interest and be irrevocable.

15      COPYRIGHT
15.1 The Distributor shall do any and all acts and pay any and all fees necessary to protect the copyright and all other rights in the Films in the Territory during the Term including without limitation to the foregoing the timely satisfaction of any requirement or obligation to register renew or extend the copyright in the Films. Such costs shall be treated as Distribution Expenses PROVIDED THAT the same are agreed in writing by the Partnership.

15.2 The Distributor shall take all such steps as may from time to time be required in order to protect the Rights and to protect the interests of the Partnership and the Distributor pursuant to this Agreement and to restrain any person from doing or threatening to do any act which may infringe any right of copyright or other right in the Films and if the Distributor for any reason fails to take such action at the request of the Partnership then the Partnership shall have the right to take such action in the name of the Partnership and/or in the name of the Distributor and the cost and expenses of such action shall be treated as a Distribution Expense of the relevant Film pursuant to this Agreement and borne or reimbursed entirely by the Distributor.

15.3 The Distributor undertakes to notify the Partnership as soon as possible in writing of any infringement of the rights of the Partnership and/or the Distributor pursuant to this Agreement.

16      MUSIC
16.1 The Rights are in all respects subject to the rights of composers authors music publishers performing right societies and PPL VPL and AGICOA in respect of the public performance Broadcast and Secondary Transmission of the Films the exercise of the Television Rights and the manufacture of Videograms and the Distributor shall not permit or authorise the doing of any act in respect of the Films which may constitute an infringement of any of such rights and shall be responsible for the making of all necessary arrangements with all local performing right societies mechanical right societies composers authors and music publishers which may be necessary for the exploitation of the Rights.

16.2 Any money which may be payable to the owner or exclusive licensee of copyright in any of the Films as a result of the exploitation of the Films by the exercise of the Television Rights shall be the sole property of the Partnership which shall have the sole and exclusive right to apply for and collect such income through any source including but not limited to agency societies and organisations such as PPL VPL and AGICOA and in the event that any such money is paid to the Distributor it shall be held by the Distributor upon trust for the Partnership and the Distributor shall immediately notify the Partnership and make payment of such money to the Partnership in accordance with the directions contained in clause 4.1 such payment being accompanied by a statement in writing setting out the nature and source of all sums remitted.

17      RETURN OF MATERIAL
17.1 Upon the expiry or sooner determination of this Agreement the Distributor undertakes to return to the Partnership at its address aforesaid all Delivery Materials and any other materials including Publicity Materials relating to the Films which the Distributor may have in its possession or control.

17.2 In the event that any materials relating to the Films shall at the end of the Term or at any time during the Term become lost or damaged or destroyed or mislaid the Distributor undertakes to notify such loss damage or destruction to the Partnership as soon as possible in writing and to replace repair or make good such loss or destruction at the sole cost and expense of the Distributor it being the responsibility of the Distributor to maintain adequate insurance in all respects in connection with the Films.

18      FORCE MAJEURE
18.1 The Partnership shall not be liable to the Distributor for any failure to supply or procure the supply of the Delivery Material or any other material to be supplied pursuant to this Agreement as a result of any circumstance beyond the control of the Partnership and the Partnership shall not incur any liability for any expenses or losses direct or consequential or otherwise whatever which may be suffered by the Distributor.

18.2 If because of any proceedings or threat of proceedings by a third party the Partnership is advised to withdraw any of the Films from distribution and gives notice in writing to the Distributor to this effect or if at the date of this Agreement the production of any of the Films mentioned in Schedule 3 has not begun or any of the Films is subsequently for any reason not completed or abandoned or curtailed the Partnership shall be entitled to withdraw such Film from exploitation and shall then either as soon as possible supply a substitute Film or cancel this Agreement in respect of such Film only.

19      DETERMINATION
It shall constitute the repudiation by the Distributor of its obligations under this Agreement and the Partnership shall be entitled to accept such repudiation determining the Distributor's rights under this Agreement by written notice if:

19.1 the Distributor fails to pay any amount due under this Agreement in full within 5 business days of its due date and such failure is not remedied within 15 days of receipt of written notice;

19.2 the Distributor is in breach of any material term of this Agreement which is incapable of remedy or if capable of remedy is not remedied within 30 days of the Distributor receiving notice of such breach from the Partnership;

19.3 any of the Distributor's representations shall prove to have been incorrect when made or become materially incorrect and the Partnership's rights and entitlements under this Agreement are materially and adversely affected;

19.4 the Distributor transfers disposes of or threatens to transfer or dispose of any part of its assets which is likely in the reasonable opinion of the Partnership to prevent or materially to inhibit the performance by the Distributor of its obligations under this Agreement;

19.5 any indebtedness guarantee or similar obligation of the Distributor or of any guarantor of the Distributor becomes due or capable of being declared due before its stated maturity or is not discharged at maturity or the Distributor or any guarantor of the Distributor defaults under or commits a breach of the provisions of any guarantee or other obligation (whether actual or contingent) of any agreement pursuant to which any such indebtedness guarantee or other obligation was incurred all or any of which shall in the reasonable opinion of the Partnership materially affect its rights and entitlements under this Agreement;

19.6    the Distributor is declared or becomes insolvent;

19.7 the Distributor convenes a meeting of its creditors or proposes or makes any arrangement or composition with or any assignment for the benefit of its creditors or a petition is presented or a meeting is convened for the purpose of considering a resolution or other steps are taken for the winding up of the Distributor (save for the purpose of and followed by a voluntary reconstruction or amalgamation previously approved in writing by the Partnership) or if an incumbrancer takes possession of or a trustee receiver administrator administrative receiver liquidator or similar officer is appointed in respect of all or any part of its business or assets or any distress execution or other legal process is levied threatened enforced upon or sued out against any of such assets;

19.8 the Distributor shall abandon or announce that it intends to abandon the business of distributing Films.

20      EFFECT OF DETERMINATION
20.1 Upon determination under clause 19 of the Distributor's rights under this Agreement:

        (a) the Partnership may without notice retake possession of all Delivery Material and for that purpose be entitled to enter upon any land or building in the possession power or control of the Distributor where the Delivery Material may be situated or believed to be situated;

        (b) the Delivery Material shall no longer be in the Distributor's possession or control with the Partnership's consent;

        (c) without prejudice to any right to damages of the Partnership the Distributor shall immediately pay to the Partnership all sums owing and whether or not then due under this Agreement;

        (d) the Distributor shall assign to the Partnership all its right title benefit and interest in any agreements entered into by it in respect of the Films (including the right to receive any money payable pursuant to such agreements) on terms satisfactory to the Partnership and shall immediately thereafter give notice of such assignment to the other parties to such agreements in a form and manner approved by the Partnership.

20.2 Upon the expiry of the Term by effluxion of time the Distributor shall be responsible at its own risk for re-delivery of the Delivery Material and the Films to such address in the United Kingdom as the Partnership may direct in good and serviceable condition (fair wear and tear excepted).

21      ASSIGNMENT
The Rights granted in this Agreement are personal to the Distributor who shall not have the right to assign license or sublicense the whole or any part of the Rights without the prior written consent of the Partnership, such consent not to be unreasonably withheld. The Partnership shall have the right at any time to assign its obligations pursuant to this Agreement and/or its right to receive income pursuant to this Agreement and the Distributor undertakes to enter into all such arrangements as may be reasonably required by the Partnership in order to assist the Partnership in perfecting or finalising any arrangements relating to the financing of the Partnership and/or the Films.

22      SET-OFF AND DEFAULT
The Distributor shall not be entitled to effect any set-off or apply any surplus or deficit in the Gross Receipts derived from any of the Films or any other film in connection with any claim which the Distributor may have or believe it may have against the Partnership with respect to any of the Films or any other films the subject of this Agreement or any other agreement. The Distributor shall be entitled to set off or credit any money payable to the Partnership in respect of any one medium or territory against any part of the Distribution Expenses by the Distributor in any other medium or territory.

23      INDEMNITY
The Distributor and the Partnership undertake to one another to indemnify and keep fully indemnified the other party from and against all actions proceedings claims demands costs (including without prejudice to the generality of this provision the legal costs of a solicitor) awards and damages (together "Losses") arising directly or indirectly as a result of any breach or non-performance by the other party of any its undertakings warranties or obligations under this Agreement PROVIDED THAT such Losses are settled with the indemnifying party's prior written consent or are subject to a non-appealable judgment of a court of competent jurisdiction.

24      REMITTANCE TAX
It is expressly agreed and understood that the Distributor shall be responsible, if required by law, for the payment on the Partnership's behalf of any and all remittance withholding and similar taxes required in connection with the remittance of any money due to the Partnership pursuant to this Agreement and the Distributor undertakes to provide the Partnership with documentation relating to all such payments together with the applicable payment of money pursuant to this Agreement and all details and information provided by any government or state department in connection with such taxes. Distributor shall use reasonable endeavours to minimise any such withholding and similar taxes.

25      VALUE ADDED TAX
All sums payable in this Agreement are exclusive of Value Added Tax which may l be payable by either party as required by law.

26      NOTICES
26.1 Any notice or other document required to be given under this Agreement or any communication between the parties with respect to any of the provisions of this Agreement shall be in writing in English and be deemed duly given if signed by or on behalf of a duly authorised officer of the party giving the notice and if left at or sent by pre-paid registered or recorded delivery post or by telex telegram cable facsimile transmission or other means of telecommunication in permanent written form to the address of the party receiving such notice as set out at the head of the Agreement or as notified between the parties for the purpose of this clause.

26.2 Any such notice or other communication shall be deemed to be given to and received by the addressee:
        (a) at the time the same is left at the address of or handed to a representative of the party to be served;
        (b) by post on the day not being a Sunday or public holiday two days following the date of posting;
        (c) in the case of a telex telegram cable facsimile transmission or other means of telecommunication on the next following day.

26.3 In proving the giving of a notice it should be sufficient to prove that the notice was left or that the envelope containing the notice was properly addressed and posted or that the applicable means of telecommunication was addressed and despatched and despatch of the transmission was confirmed and/or acknowledged as the case may be.

26.4 Communications addressed to the Partnership shall be marked for the attention of Stewart Ford with a copy to Collyer-Bristow, 4 Bedford Row, London WC1R 4DF f.a.o. Howard Ricklow.

27      MISCELLANEOUS
27.1 If any provision of this Agreement shall be prohibited by or adjudged by a court to be unlawful void or unenforceable such provision shall to the extent required be severed from this Agreement and rendered ineffective as far as possible without modifying the remaining provisions of this Agreement and shall not in any way affect any other circumstances or the validity or enforcement of this Agreement.

27.2 This Agreement contains the full and complete understanding between the parties and supersedes all prior arrangements and understandings whether written or oral appertaining to the subject-matter of this Agreement and may not be varied except by an instrument in writing signed by all of the parties to this Agreement. The Distributor and the Partnership acknowledge that no representations or promises not expressly contained in this Agreement have been made by either party or any of their officers servants agents employees members or representatives.

27.3 No failure or delay on the part of any of the parties to this Agreement relating to the exercise of any right power privilege or remedy provided under this Agreement shall operate as a waiver of such right power privilege or remedy or as a waiver of any preceding or succeeding breach by the other party to this Agreement nor shall any single or partial exercise of any right power privilege or remedy preclude any other or further exercise of such or any other right power privilege or remedy provided in this Agreement all of which are several and cumulative and are not exclusive of each other or of any other rights or remedies otherwise available to a party at law or in equity.

27.4 This Agreement shall not be deemed to constitute a partnership or joint venture or contract of employment between the parties.

27.5 This Agreement shall be governed by and construed in accordance with the law of England and Wales the courts of which shall be courts of competent jurisdiction.

28      COUNTERPARTS
This Agreement may be executed in one or more parts by the parties on separate counterpart or facsimile copies each of which when so executed by any party shall be an original but all executed counterpart or facsimile copies shall together when delivered constitute but one agreement. This Agreement shall not be completed delivered or dated until each party has received counterpart or facsimile copies validly executed by all other parties. The date of this Agreement shall be the date in the United Kingdom on which validly executed copies were received by all parties.

AS WITNESS the hands of the authorised representatives of the parties the day month and year first above written:

                                   SCHEDULE 1

                                DELIVERY MATERIAL

                               PUBLICITY MATERIAL



                                   SCHEDULE 2

                              DISTRIBUTION EXPENSES

All expenses related to the marketing and exploitation of the Films wholly and actually incurred by the Distributor, including but not limited to the following:

     o    manufacturing and production of prints, dvd and tapes
     o    design and packaging of dvd and tapes
     o    ad design
     o    marketing costs
     o overheads related directly and specifically to the distribution of the Films (but excluding all overhead fees generally attributable to the activities of the Distributor and the Distributor's employees)
     o    distribution fee of 20% of Gross Receipts
     o    residuals

                                   SCHEDULE 3

                                      FILMS

(insert details as to title, director, producer, star artists, duration, language, etc, as appropriate)

                                   SCHEDULE 4

                         Television Rights       Films

[DELIBERATELY DELETED]

                                   SCHEDULE 5

                                DISTRIBUTOR LOANS

Year 1
Year 2
Year 3
Year 4
Year 5
Year 6
Year 7
Year 8
Year 9
Year 10
Year 11
Year 12
Year 13
Year 14
Year 15

                                   SCHEDULE 6

                                     ROYALTY

                Such amount as negotiated on a film by film basis



                                   SCHEDULE 7

                      RECOUPMENT SCHEDULE - GROSS RECEIPTS

1.   Participants Deferments
2.   Distribution Expenses
3.   LLP 50% as to remainder and Distributor 50% as to remainder pari passu



SIGNED by                           )
for and on behalf of                )
KEYDATA MEDIA & MARKETING 1 LLP     )



SIGNED by                           )
for and on behalf of                )
TM FILM DISTRIBUTION INC            )